Beckstead and Watts, LLP

Certified Public Accountants

2425 W. Horizon Ridge Parkway

Henderson, NV 89052

702.257.1984

702.362.0540 fax

October 20, 2005

Securities and Exchange Commission

Washington, D.C. 20549

Dear Sirs:

We have read instaCare Corp.’s statements included under Item 4.02 of its Form 8-K filed on or about October 21, 2005, and we agree with such statements.

Sincerely,

/s/ Beckstead and Watts, LLP

Beckstead and Watts, LLP